SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

Commission file number 0-14061

STEEL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-0712014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15415 Shelbyville Road, Louisville, KY	40245
(Address of principal executive offices)	(Zip Code)

(502) 245-2110
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

            On April 13, 2007, Steel Technologies Inc. (the "Company") issued a press release announcing that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Company's pending merger agreement with Mitsui & Co. (U.S.A.), Inc., and that it has scheduled a special meeting of the Company's shareholders on Wednesday, May 30, 2007, to consider and vote on a proposal to ratify, adopt and approve the merger agreement.

A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.

Participants in the Solicitation and Additional Information

            This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Mitsui & Co. (U.S.A.), Inc.  In connection with the proposed acquisition, the Company filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") on March 30, 2007.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE SPECIAL SHAREHOLDER MEETING.  Investors and security holders may obtain a free copy of the definitive proxy statement, when available, and other documents filed by the Company at the SEC's web site at http://www.sec.gov.

            The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the proposed acquisition.  Information concerning the interests of the Company's participants in the solicitation, which may be different from or in addition to the interests of Steel Technologies' shareholders generally, is set forth in the Company's proxy statement and Annual Report on Form 10-K (filed with the SEC on December 21, 2006, and December 14, 2006, respectively) and in the proxy statement relating to the proposed acquisition.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits

99.1

Press Release dated April 13, 2007, regarding announcement of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the scheduled date for the special meeting of shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)

By: /s/ Bradford T. Ray
Bradford T. Ray
Chief Executive Officer
Date: April 16, 2007